STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

O'CONNOR MULTI-STRATEGY FUND OF FUNDS

This Certificate of Amendment of O'Connor Multi-Strategy Fund of Funds (the "Trust") is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.           Name.  The name of the trust amended hereby is O'Connor Multi-Strategy Fund of Funds.

2.           Amendment.  The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to:  O'Connor Fund of Funds:  Multi-Strategy.

3.           Effective Date.  This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has duly executed this Certificate of Amendment in accordance with Section 3811(a)(1) of the Act on the 1st day of February, 2011.

/s/ William J. Ferri
Name:	William J. Ferri, Sole Trustee
Title:	Initial Trustee